ALSTON & BIRD LLP
                        3605 Glenwood Avenue, Suite 310
                         Raleigh, North Carolina 27612

                                 919-420-2200
                               Fax: 919-881-3175

                                 June 8, 1998



Highwoods Properties, Inc.
Highwoods/Forsyth Limited Partnership
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604



Re: $1,250,000,000 Aggregate Offering Price of Securities of Highwoods Properties, Inc. and Highwoods/

     Forsyth Limited Partnership


Ladies and Gentlemen:

     We are acting as counsel for Highwoods Properties, Inc., a Maryland corporation (the "Company"), and Highwoods/Forsyth Limited Partnership, a North Carolina limited partnership (the "Operating Partnership"), in connection with the shelf registration by the Company and the Operating Partnership of $1,250,000,000 in maximum aggregate offering price of (i) shares of the Company's common stock, par value $.01 per share (the "Common Stock"), (ii) shares or fractional shares of the Company's preferred stock ("Preferred Stock"), (iii) shares of the Company's Preferred Stock represented by depositary shares ("Depositary Shares"), and (iv) debt securities of the Operating Partnership ("Debt Securities"). The Common Stock, Preferred Stock, Depositary Shares and Debt Securities are the subject of a registration statement (the "Registration Statement") filed by the Company and the Operating Partnership on Form S-3 under the Securities Act of 1933, as amended (the "Act").

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock, Preferred Stock and Depositary Shares, and by the Operating Partnership in connection with the authorization and issuance of the Debt Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     Based upon and subject to the foregoing, it is our opinion that:

     (1) The Company has authority pursuant to its Articles of Incorporation to issue the shares of Common Stock that may be issued under the Registration Statement and upon (a) the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable and (c) issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, such shares of Common Stock will be legally issued, fully paid and nonassessable.

     (2) The Company has authority pursuant to its Articles of Incorporation to issue the shares of Preferred Stock that may be issued under the Registration Statement and upon (a) the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable, (c) the adoption by the Company's Board of Directors and the due execution and filing by the Company with the Maryland State Department of Assessments and Taxation the Articles Supplementary establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof and (d) issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

     (3) Assuming the Company has authority to issue the underlying shares of Preferred Stock and that such shares have been legally issued, to which we opine above, the Company has authority pursuant to its Articles of Incorporation to issue the Depositary Shares that may be issued under the Registration Statement and when (a) a deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary,
(b) the depositary receipts representing the Depositary Shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and (c) all corporate action necessary for the issuance of such Depositary Shares and the underlying Preferred Stock has been taken (including but not limited to action establishing the preferences, limitations and relative voting and other rights of such Preferred Stock prior to issuance thereof), such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the deposit agreement relating to such Depositary Shares.

     (4) The Operating Partnership has authority to issue the Debt Securities to be registered under the Registration Statement and when (a) the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the Debt Securities have been issued and delivered for value as contemplated in the Registration Statement, such Debt Securities will be legally issued and will be binding obligations of the Operating Partnership and the Company, respectively.

     To the extent that the obligations of the Company under the deposit agreement or the obligations of the Company as guarantor and the Operating Partnership as obligor under an indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable depositary or trustee, as the case may be, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable deposit agreement or indenture as the case may be, (ii) that such deposit agreement or indenture, as the case may be, has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depositary or trustee, as the case may be, enforceable in accordance with its respective terms, (iii) that such depositary or trustee, as the case may be, is in compliance, generally and with respect to acting as a depositary or trustee, respectively, under the applicable deposit agreement or indenture, with all applicable laws and regulations and (iv) that such depositary or trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable deposit agreement or indenture, as the case may be.

     The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, in the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 514 of the Indenture; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.


     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.


                                     Very truly yours,


                                     ALSTON & BIRD LLP

                                     By: /S/    ROBERT H. BERGDOLT
                                         --------------------------------------


                                              Robert H. Bergdolt, Partner